UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2004

Sara Lee Corporation

(Exact name of registrant as specified in charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three First National Plaza, Chicago, Illinois 60602-4260

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 726-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 1, 2004, Sara Lee Corporation (“Sara Lee”) finalized the following plans as approved by the Compensation and Employee Benefits Committee (the “Committee”) of the Sara Lee Corporation Board of Directors:

1. Executive Management Long-Term Incentive Program for Fiscal Years 2005-2007 (the “EMLTIP”). The EMLTIP establishes the terms and conditions of certain performance stock units that have been or will be granted in fiscal year 2005 under Sara Lee’s 1998 and 2002 Long-Term Incentive Stock Plans (the “Stock Plans”). Awards pursuant to the EMLTIP may be made to senior corporate officers and above, and additional participants selected by the Committee.

The extent to which an EMLTIP participant earns these performance stock units will be dependent on Sara Lee’s achievement during the three-year performance period of performance targets set by the Committee. The three-year performance period consists of Sara Lee’s fiscal year 2005 through and including fiscal year 2007. The Committee has established two performance targets, which are weighted equally. The first target relates to cumulative diluted earnings per share over the course of the three-year performance period. The second target relates to value-added earnings, which is a measure of economic performance, as of the end of fiscal year 2007. The EMLTIP provides that no performance stock units will be earned for performance results that are at or below the minimum performance goals established by the Committee. By contrast, if performance results reach or exceed the maximum performance goals established by the Committee, EMLTIP participants will earn 200% of the performance stock units subject to their initial awards. Each earned performance stock unit will be converted into one share of Sara Lee common stock. The Committee has reserved the right to equitably reset the performance goals to recognize any material business divestitures that occur during the performance period, if any.

EMLTIP participants will accrue dividend equivalents on performance stock units awarded pursuant to the EMLTIP. Dividend equivalents will be paid to participants in cash at the end of the performance cycle to the same extent as performance stock units are earned. That is, if the minimum performance goals are not met and 0% of the performance stock units are earned, 0% of the accrued dividend equivalents will be paid to participants. Dividend equivalents will not be paid on performance stock units earned in excess of the initial award amount (e.g., if earn out is greater than 100%).

2. Long-Term Restricted Stock Unit Grant program for Fiscal Years 2005-2007 (the “LTRSU”). The LTRSU establishes the terms and conditions of certain restricted stock units that have been made or will be granted under Sara Lee’s 1998 Long-Term Incentive Stock Plan (the “1998 Plan”). Awards pursuant to the LTRSU may be made to any executive or other employee of Sara Lee designated by the Committee as eligible to receive an award under the Plan.

Grant dates under the LTRSU are August 26, 2004 and January 27, 2005. LTRSU awards will vest in equal one-third installments on August 31, 2005, August 31, 2006 and

August 31, 2007, provided that the recipient has remained continuously employed by Sara Lee through such date. Upon vesting, each restricted stock unit will be converted into one share of Sara Lee common stock.

Restricted stock units granted pursuant to the LTRSU will accrue dividend equivalents. Dividend equivalents will be paid to award recipients in cash to the extent the related restricted stock units vest.

3. Performance Stock Unit Grant to C. Steven McMillan, Sara Lee’s Chairman and Chief Executive Officer. The Committee originally granted Mr. McMillan 102,340 restricted stock units under the LTRSU. After the grant was made, the Committee and Mr. McMillan agreed to convert the restricted stock units into 102,340 performance stock units.

Mr. McMillan will earn the performance stock units based upon Sara Lee’s performance during the three-year performance period, which consists of Sara Lee’s fiscal year 2005 through and including fiscal year 2007. Sara Lee’s performance will be measured by total return to Sara Lee stockholders over the three-year performance period, as compared to the total return to stockholders of a group of peer companies identified by the Committee. Total return to stockholders is defined as the sum total of stock price growth (or decline), plus reinvested dividends, divided by stock price at the start of the period. If Sara Lee’s total return to stockholders over the three-year performance period is below the 25th percentile of the peer group, Mr. McMillan will earn 0% of the performance stock units. If Sara Lee’s total return to stockholders over the three-year performance period is at the 75th percentile of the peer group, Mr. McMillan will earn 100% of the performance stock units. If the total return to Sara Lee’s stockholders exceeds that of all of the companies in the peer group, Mr. McMillan will earn 200% of the performance stock units. The award will be interpolated for performance between the specified points. Each earned performance stock unit will be converted into one share of Sara Lee common stock.

At the end of each of the first two years of the three-year performance period, Mr. McMillan may earn up to one-third of the performance stock units based on Sara Lee’s one-year and two-year total return to stockholders relative to the peer group for such periods. For example, if Sara Lee’s total return to stockholders was at the 75th percentile (i.e., 100% payout level) of the peer group for year one, Mr. McMillan would be guaranteed that he would ultimately vest at the end of the three-year period in a minimum of 34,113 performance stock units (i.e., 1/3 of the units subject to the award) but if Sara Lee’s total return to stockholders was below the 25th percentile (i.e., 0% payout level) of the peer group for year one, Mr. McMillan would not have any shares guaranteed on the basis of year one performance. In the second year, Mr. McMillan may earn additional performance stock units, based on the total two-year earn out potential of 68,227 performance stock units (i.e., 2/3 of the units subject to the award), based on Sara Lee’s two-year total return to stockholders relative to the peer group for such two-year period. Any interim earned performance stock units would no longer be subject to forfeiture on the basis of the Sara Lee’s performance, but would remain subject to forfeiture if Mr. McMillan ceased to be employed by Sara Lee. At the end of the third year, Mr. McMillan may earn additional performance stock units based on Sara Lee’s three-year total return to stockholders relative to the peer group for such three-year period, up to 200% of the full amount of the award (including the amounts earned in years one and two).

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The performance stock units will accrue dividend equivalents during the performance period. Dividend equivalents will be paid to Mr. McMillan in cash to the same extent as performance stock units are earned. Dividend equivalents will not be paid on performance stock units earned in excess of the initial award amount.

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SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2004

SARA LEE CORPORATION
(Registrant)

By:	/s/ Wayne R. Szypulski
Senior Vice President – Controller

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